RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT, made effective as of this _____ day of September, 1999, by and between Eagle Pacific Industries, Inc., a Minnesota corporation (the "Company"), and __________ ____________ ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Employee on the date hereof is the ________________________ of the Company; and

         WHEREAS, the Company wishes to provide Employee the opportunity to obtain a greater equity interest in the Company by granting Employee certain performance-based cash bonuses in the form of restricted stock; and

         WHEREAS, the Company's Board of Directors has authorized the grant of restricted stock awards to Employee pursuant to this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Restricted Stock Award. The Company hereby grants to Employee a restricted stock award of _____ shares of the Company's Common Stock, subject to the terms of this Agreement. The Company shall cause to be issued a stock certificate representing such shares of Common Stock in Employee's name, and the Company shall hold such shares until such time as the risks of forfeiture described in Section 2 have lapsed. Until such risks of forfeiture have lapsed or the shares subject to such restricted stock award have been forfeited pursuant to Section 2 below, Employee shall be entitled to vote the shares represented by such stock certificates and shall receive all dividends attributable to such shares, but Employee shall not have any other rights as a shareholder with respect to such shares.

         2.       Vesting of Restricted Stock.

                  a. The shares of Common Stock subject to the restricted stock award shall remain forfeitable until vesting according to the following schedule (the "vesting date"):

                                                     Cumulative
               Vesting Date                  Percentage of Shares Vested

         September ___, 2002                             20%
         September ___, 2003                             50%
         September ___, 2004                            100%

If Employee's employment with the Company is terminated for any reason, including Employee's voluntary resignation or retirement but excluding death or total disability, at any time prior to the vesting date for the restricted stock award, Employee shall immediately forfeit all shares of Common Stock subject to such award that have not vested. If Employee's employment is terminated by death or total disability prior to the vesting date for the restricted stock award, all risks of forfeiture on the shares of Common Stock subject to such award shall immediately lapse.

                  b. At such time as the risks of forfeiture on such restricted stock award lapse, the certificates representing the shares of Common Stock shall be distributed to Employee. If the shares are forfeited, the certificates representing such shares shall be cancelled.

         3. Change of Control. Notwithstanding anything in this Agreement to the contrary, all risks of forfeiture applicable to Employee's restricted stock awards shall immediately lapse upon a "change of control." For purposes of this
Section 3, a "change of control" shall mean the occurrence of any of the following events: (i) all or substantially all of the Company's assets, on a consolidated basis, are sold as an entirety to any person or related group of persons or there shall be consummated any consolidation or merger of the Company
(A) in which the Company is not the continuing or surviving company (other than a consolidation or merger with a wholly-owned Subsidiary in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in any case, other than a sale of assets or consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the sale of assets or consolidation or merger have, directly or indirectly, at least a majority of the Common Stock of the transferee or continuing or surviving company immediately after such sale of assets or consolidation or merger, (ii) any "person" (as such term is used in Sections 13(d) and 14 (d) of the Exchange Act) other than the Spell Group, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act provided that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the outstanding voting securities of the Company; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of the Board, then in office.

         4.       General Provisions.

                  a. Employment; Rights as Shareholder. This Agreement shall not confer on Employee any right with respect to continuance of employment by the Company, nor will it interfere in any way with the right of the Company to terminate such employment.

                  b. Securities Law Compliance. Employee may be required by the Company, as a condition of the effectiveness of any restricted stock award, to agree in writing that all Common Stock subject to such awards shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Employee's own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

                  c. Mergers, Recapitalizations, Stock Splits, Etc. In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Common Stock subject to each outstanding restricted stock award shall be adjusted by the Board to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

                  d. Shares Reserved. The Company shall at all times during the term of Employee's restricted stock awards reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

                  e. Withholding Taxes. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it as from the grant of restricted stock awards to Employee under this Agreement and to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to Employee. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Employee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the transfer of any certificates for the shares of Common Stock subject to such restricted stock awards.

                  f. Amendment; Waiver. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

                  g. Supersedes Previous Agreements. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements (written or oral) and writings between the Company and Employee with respect to the subject matter hereof. All such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

                  h. Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, interpreted and construed in accordance with the laws of the State of Minnesota.

                  i. Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery, by telecopy (with confirmation of transmission) or by certified mail, return receipt requested. If addressed to Employee, the notice shall be delivered or mailed to Employee at the address specified under Employee's signature hereto, or if addressed to the Company, the notice shall be delivered or mailed to the Company at its executive offices to the attention of its President. A notice shall be deemed given, if by personal delivery or by telecopy, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

                  j. Headings. The headings of Sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                  k. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of Employee and his successors.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                    EAGLE PACIFIC INDUSTRIES, INC.
                                    (the "Company")



                                    By:_____________________________________
                                        Its:________________________________


                                    ________________________________________
                                    ("Employee")

                                    Address:  ______________________________
                                              ______________________________
                                              ______________________________